                 [GREATER ATLANTIC FINANCIAL CORP. LETTERHEAD]


NEWS RELEASE

DATE:    MAY 12, 2006

CONTACT: DAVID E. RITTER
         (703) 390-0344

                       GREATER ATLANTIC FINANCIAL RELEASES
                             SECOND QUARTER RESULTS

Reston, Virginia - May 12, 2006 - Charles W. Calomiris, Chairman of the Board of Greater Atlantic Financial Corp. (NASDAQ: GAFC), the holding company for Greater Atlantic Bank, announced today that the Company had a net loss of $1.2 million or $.39 per share for the three months ended March 31, 2006, compared to net earnings of $65,000 or $.02 per share for the three months ended March 31, 2005. For the six months ended March 31, 2006, the Company had a net loss of $3.3 million or $1.10 per share, compared to net earnings of $526,000 or $.17 per share for the comparable period one year ago.

In commenting on the results, Mr. Calomiris, stated that "As we reported when Greater Atlantic Bank began the process of terminating the operations of Greater Atlantic Mortgage Corporation, we expected Greater Atlantic Financial Corp. to incur operating losses and closure costs of approximately $1.0 million to effect that termination. Greater Atlantic Bank completed the termination of the operations of Greater Atlantic Mortgage Corporation on March 29, 2006, and was able to reduce the loss in the termination to $647,000, $353,000 less than the expected $1.0 million loss." "Further expenses are not expected to be material," he added.

Carroll E. Amos, President and Chief Executive Officer, stated "Net earnings of the Company for the three months ended March 31, 2006 declined by $1.3 million from the comparable period one year ago and was primarily the result of a decrease of $619,000 in net earnings from Greater Atlantic Mortgage Corporation. Also contributing to the decline were the absence of any gain on the sale of a previously owned branch, which contributed $406,000 to earnings in the year ago period and a reduction in gain on derivative transactions. Those declines were offset in part by an increase in net interest income of $386,000 for the three months ended March 31, 2006," Amos added.

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Net earnings for the six months ended March 31, 2006 declined by $3.8 million from the comparable period one year ago, primarily as a result of a $2.3 million decrease in net earnings from Greater Atlantic Mortgage Corporation. Also contributing to the decline was the absence of any gain on sale of investment securities, gain on the sale of previously owned branches and reductions in gain on sale of loans and gain on derivative transactions.

Net interest income for the three months ended March 31, 2006 amounted to $1.8 million, an increase of $372,000 over the comparable period one year ago, and resulted primarily from a 77 basis point increase in the Bank's net interest margin (net interest income divided by average interest-earning assets) from 1.58% for the quarter ended March 31, 2005 to 2.35% for the quarter ended March 31, 2006, offset in part by a $57.9 million decrease in the Bank's interest-earning assets. Contributing to the increase in the net interest margin was a $66,000 reduction in interest expense resulting from payments received on certain interest rate swap and cap agreements compared to payments made of $202,000 in the comparable period one year ago. The increase in net interest margin also resulted from increasing the average yield on interest-earning assets by 73 basis points more than the increase in the average cost of interest-bearing liabilities and was partially offset by the increase in the Bank's average interest-bearing liabilities exceeding the increase in average interest earning assets by $2.4 million.

Net interest income for the six months ended March 31, 2006, amounted to $3.7 million, an increase of $660,000 or 22 % from the comparable period one year ago. The improvement in net interest income during the six months ended March 31, 2005, resulted primarily from a 73 basis point increase in net interest margin from 1.59% for the six months ended March 31, 2005 to 2.32% for the six months ended March 31, 2006, offset in part by a $64.7 million decrease in the Bank's interest-earning assets. Contributing to the increase in the net interest margin was a $107,000 reduction in interest expense resulting from payments received on certain interest rate swap and cap agreements compared to payments made of $413,000 in the comparable period one year ago. The increase in net interest margin also resulted from increasing the average yield on interest-earning assets by 68 basis points more than the increase in the average cost of interest-bearing liabilities and was partially offset by an increase in the bank's average interest-bearing liabilities exceeding the increase in average interest earning assets by $741,000.

Compared to the period one year ago, non-interest income decreased $1.1 million during the three months ended March 31, 2006. That decrease was primarily the result of decreases totaling $1.4 million in gains on derivatives, gain on sale of loans and a decline in other operating income. Those decreases in income were partially offset by an increase of $325,000 in service fees on loans and deposits. The reduced level of gain on sale of loans during the three months ended March 31, 2006 resulted from the wind down of the Bank's mortgage banking subsidiary, which was closed on March 29, 2006. The decrease in other operating income also reflects the $406,000 gain recognized one year ago from the sale of the bank's Winchester, Virginia branch without a similar item in the three months ended March 31, 2006.

Non-interest income decreased $2.1 million during the six months ended March 31, 2006, when compared to the period one year ago. That decrease was primarily the result of decreases totaling $2.8 million in gains on sale of investment securities, gains on derivatives, gain on sale of loans and a decline in other operating income. Those decreases in income were partially offset by increases of $578,000 in service fees on loans and deposits and $65,000 in gain on sale of real estate owned, respectively. The $862,000 reduction in the level of gain on sale of loans during the six months ended March 31, 2005 resulted from reduced loan origination and sales volumes at the Bank's mortgage banking subsidiary. The decrease in other operating income also reflects the $683,000 gain recognized one year ago from the sale of the Bank's Washington D.C. and Winchester, Virginia, branches without a similar item in the current period.


For the three months ended March 31, 2006, non-interest expense increased $547,000 from $3.8 million for the three months ended March 31, 2005 to $4.4 million in the current period. The increase was primarily attributable to a $398,000 increase in the mortgage banking subsidiary's non-interest expense from that incurred in the comparable period one year ago. The increase in non-interest expense at the mortgage banking subsidiary level was primarily $504,000 in compensation (of which $401,000 was an expense reimbursement by the manager one year ago with no comparable reimbursement during the three months ended March 31, 2006). That charge was coupled with increases in expense for professional services, occupancy, furniture fixtures and equipment and other operating expense of $256,000 and was offset by a $362,000 reduction in advertising costs. The increase of $149,000 in the Bank's non-interest expense occurred from increases in compensation and advertising of $163,000 and $138,000, respectively, offset in part by a $152,000 reduction in other various non-interest expense categories.

Non-interest expense increased $2.3 million from $7.4 million for the six months ended March 31, 2005 to $9.7 million for the six months ended March 31, 2006. The increase was primarily attributable to a $2.1 million increase in the mortgage banking subsidiary 's non-interest expense from that incurred in the comparable period one year ago. That increase in non-interest expense was primarily a non-recurring pre-tax impairment charge of $996,000 recorded in other operating expenses and $1.2 million in compensation (of which $972,000 was an expense reimbursement by the manager one year ago with no comparable reimbursement during the six months ended March 31, 2006). Those charges were coupled with increases in expense for professional services, occupancy, furniture fixtures and equipment and other operating expense of $391,000 and was offset in part by a $499,000 reduction in advertising costs. The impairment charge requires a write down of long-lived assets by recording a charge due to the anticipated discontinuance of operations. The increase of $169,000 in the Bank's non-interest expense resulted from an increase in compensation and advertising of $203,000 and $251,000, respectively, offset in part by a $285,000 reduction in other various non-interest expense categories.

Non-performing assets amounts to $1.4 million or 0.45% of total assets at March 31, 2006, with $1.4 million classified as substandard, $27,000 classified as doubtful and none classified as loss, compared to $1.5 million or 0.40% classified as non-performing at March 31, 2005. The Company increased the provision for loan losses by $71,000 during the six months ended March 31, 2006 of which $3,000 was recorded during the three months ended March 31, 2006.

The Company indicated that loans receivable, net, decreased by $2.9 million during the three months ended March 31, 2006, primarily as a result of a $1.5 million decrease in the Bank's consumer loan portfolio, coupled with decreases of $993,000 and $425,000, respectively, in the Bank's commercial and single-family loan portfolios. The Company further noted that, although there was a decline in commercial loans outstanding during the three months ended March 31, 2006, as of that date, the Bank had approximately $13.6 million of commercial loans approved and pending closing.

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Deposits at Greater Atlantic Bank declined approximately $285,000 during the three months ended March 31, 2006, with wholesale certificates of deposit declining by $6.3 million. That decline was substantially off-set by a $6.0 million increase in deposits in the Bank's retail branch system. Of the $6.0 million increase in retail deposits, $5.2 million were in certificates of deposit and $785,000 was in transaction-based accounts. The increase in retail branch deposits was the result of the retail banking improvement program instituted by the Bank during fiscal 2005, coupled with an overall increase in deposit rates that customers found more favorable than the rates that existed one year ago.

At March 31, 2006, Greater Atlantic Financial Corp. had total assets of $318 million, a decrease of $64 million or 17% from the $382 million recorded at the close of the comparable period one-year ago. Loans receivable at March 31, 2006, amounted to $194 million, a decrease of 6 percent from the $207 million held at March 31, 2005. Investment and mortgage-backed securities at March 31, 2006, amounted to $107 million, a decrease of $30 million or 21% from the $137 million held at March 31, 2005. Deposits amounted to $231 million at March 31, 2006, a decrease of $29 million from the $260 million held one year ago. Stockholders' equity at March 31, 2006, amounted to $12.2 million that equates to a book value of $4.03 per share.

Greater Atlantic Financial Corp. conducts its business operations through its wholly owned subsidiary, Greater Atlantic Bank. The Bank offers traditional banking services to customers through six branches located in Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston and South Riding, Virginia.


         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE.
FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

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



                        GREATER ATLANTIC FINANCIAL CORP.
                             SECOND QUARTER RESULTS
                                  (NASDAQ:GAFC)
                             (DOLLARS IN THOUSANDS)


                                                             For the                     For the
                                                       Three Months Ended            Six Months Ended
                                                            March 31,                   March 31,
                                                    ---------------------------------------------------------
CONSOLIDATED STATEMENT OPERATIONS                       2006         2005           2006          2005
                                                    ---------------------------------------------------------
INTEREST INCOME
  Loans                                             $     3,521   $     2,966   $     7,061    $     6,269
                                                          1,201         1,175         2,400          2,277
  Investments                                       ---------------------------------------------------------
TOTAL INTEREST INCOME                                     4,722         4,141         9,461          8,546

INTEREST EXPENSE
  Deposits                                                 1,890         1,512         3,654          3,026
  Borrowed money                                             993         1,162         2,091          2,465
                                                    ---------------------------------------------------------
TOTAL INTEREST EXPENSE                                     2,883         2,674         5,745          5,491
                                                    ---------------------------------------------------------

NET INTEREST INCOME                                        1,839         1,467          3,716         3,055
PROVISION FOR LOAN LOSSES                                      3             1             74             3
                                                    ---------------------------------------------------------
NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                              1,836         1,466          3,642         3,052

NONINTEREST INCOME
  Gain on sale of loans                                      657         1,249          1,465         2,327
  Fees and service charges                                   538           214          1,027           449
  Gain on sale of investment securities                        -             -              -           538
  Gain on derivative transaction                             113           519            184           882
  Gain on sale of real estate owned                            -             -             65             -
  Other operating income                                      31           431             46           716
                                                    ---------------------------------------------------------
TOTAL NONINTEREST INCOME                                   1,339         2,413          2,787         4,912

NONINTEREST EXPENSE

  Compensation and employee benefits                       1,997         1,330          4,013         2,561
  Occupancy                                                  435           434            853           895
  Professional services                                      423           291            785           511
  Advertising                                                355           579            890         1,138
  Deposit insurance premium                                   25            21             52            32
  Furniture, fixtures and equipment                          265           284            516           583
  Data processing                                            250           313            507           637
  Other operating                                            610           562          2,128         1,081
                                                    ---------------------------------------------------------
TOTAL NONINTEREST EXPENSE                                  4,360         3,814          9,744         7,438
                                                    ---------------------------------------------------------


Income (loss) before income tax provision                 (1,185)           65         (3,315)          526
Income tax provision                                           -             -              -             -
                                                    ---------------------------------------------------------

NET EARNING (LOSS)                                  $     (1,185) $         65  $      (3,315) $        526
                                                    =========================================================

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

                        GREATER ATLANTIC FINANCIAL CORP.
                             SECOND QUARTER RESULTS
                                  (NASDAQ:GAFC)
                (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)


                                                       At or for the                  At or for the
                                                     Three Months Ended             Six Months Ended
                                                         March 31,                      March 31,
                                               -------------------------------------------------------------
                                                    2006            2005           2006           2005
                                               -------------------------------------------------------------
PER SHARE DATA:
Net income (loss)
    Basic                                       $    (0.39)   $       0.02     $   (1.10)   $       0.17
    Diluted                                          (0.39)           0.02         (1.10)           0.17
Book value                                      $     4.03    $       5.86     $     4.03   $       5.86
Weighted average shares outstanding
    Basic                                        3,020,934       3,012,434      3,020,934      3,012,434
    Diluted                                      3,020,934       4,405,827      3,020,934      4,407,266


AVERAGE FINANCIAL CONDITION DATA:
Total assets                                    $  327,816    $    388,138     $  335,962   $    404,428
Investment securities                               66,487          69,743         66,339         70,791
Mortgage-backed securities                          45,913          80,913         49,880         87,135
Total loans receivable, net                        200,952         220,609        204,177        227,182
Total deposits                                     213,455         248,891        214,575        259,125
Total stockholders' equity                          13,468          17,648         14,514         18,711

SELECTED FINANCIAL RATIOS
Return on average assets                             -1.45%          0.07%         -1.97%          0.26%
Return on average equity                            -35.19%          1.47%        -45.68%          5.62%
Yield on earning assets                               6.03%          4.46%          5.91%          4.44%
Cost of funds                                         3.86%          3.02%          3.77%          2.98%
Net interest rate spread                              2.17%          1.44%          2.14%          1.46%
Net interest rate margin                              2.35%          1.58%          2.32%          1.59%

                         GREATER ATLANTIC FINANCIAL CORP
                             SECOND QUARTER RESULTS
                                  (NASDAQ:GAFC)
                             (DOLLARS IN THOUSANDS)


                                                                At or for the
                                                              Six Months Ended
                                                                 March 31,
                                                  -----------------------------------------
                                                          2006                2005
                                                  -----------------------------------------
FINANCIAL CONDITION DATA:
Total assets                                           $  318,169          $  382,022
Total loans receivable, net                               193,637             206,810
Mortgage-loans held for sale                                3,473              11,617
Investments                                                64,565              60,913
Mortgage-backed securities                                 42,503              76,318
Total deposits                                            231,191             260,058
FHLB advances                                              38,000              41,000
Other borrowings                                           26,331              52,667
Convertible Preferred Securities                            9,383               9,373
Total stockholders' equity                                 12,174              17,642

ASSET QUALITY DATA:
Non-performing assets to total assets                        0.45%               0.40%
Non-performing loans to total loans                          0.71%               0.70%
Net charge-offs to average total loans                       0.02%               0.02%
Allowance for loan losses to:
    Total loans                                              0.62%               0.71%
    Non-performing loans                                    86.45%             100.39%
Non-performing loans                                   $    1,446          $    1,546
Non-performing assets                                  $    1,446          $    1,546
Allowance for loan losses                              $    1,250          $    1,552

CAPITAL RATIOS OF THE BANK:
Leverage ratio                                               6.37%               6.87%
Tier 1 risk-based capital ratio                              9.90%              11.48%
Total risk-based capital ratio                              10.52%              11.91%



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